Exhibit 4.41

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Amendment to the

Business Process Outsourcing Services Agreement And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP INDIA PRIVATE LIMITED

And

CONCENTRIX DAKSH SERVICES INDIA PRIVATE LIMITED

This Amendment Agreement (“Amendment No. 19”) dated August 24, 2015 to Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011, 9th Amendment dated December 29, 2011, 10th Amendment dated July 4, 2012, 11th Amendment dated November 1, 2012, 12th Amendment dated July 1, 2013, 13th Amendment dated September 25, 2013, 14th Amendment dated June 26, 2014, 15th Amendment effective July 28, 2014, 16th Amendment dated 01 Oct, 2014, 17th Amendment dated October 01, 2014 and Amendment 18 dated 01st October 2014 thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip (India) Private Limited, a Company registered under the Companies Act, 1956 and having its head office at 243, S P Infocity, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL/Customer” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART;

AND

Concentrix Daksh Services India Private Limited formerly known as IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Unit # 101, 2nd Floor, Westend Mall, District Centre, Janakpuri, New Delhi-110058 (hereinafter referred to as “Concentrix Daksh” or the “Service Provider”, which expression shall unless repugnant to the context or meaning thereof, include its successors and permitted assigns), through its duly authorized representative of the SECOND PART;

WHEREAS MMTL and IBM Daksh have executed a Master Service Agreement dated March 05, 2008 (hereinafter referred to as “the Agreement”) including Statement Of Work (‘SOW”) which sets forth the services, functions and responsibilities that IBM Daksh has agreed to perform for MMTL and the associated responsibilities of the Parties and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS AMENDMENT NO. 19

I.	Parties hereby agree to add to Section 2, of SoW, dated March 5, 2008, “General Description of Services” with the following considerations :-

a.	The Sales and Service LoB would be also be delivered from the new delivery Location at Kolkata, India. The address for the location is :-

Millennium City, DN-62,

Sector V, Salt Lake City, Kolkata, West Bengal, 700091

II.	Parties hereby agree to add to Section 10.2 B, Charges of SoW, dated March 5, 2008, with the following considerations :-

A.	Chandigarh Delivery Location :-

a.	Price point for the hierarchy is defined in Annexure 1 attached herein.

b.	Also the actual Billable FTE for Chandigarh delivery location will be lower of the following:-

•	Approved HC

•	Actual Hours Delivered / 167 (No of Hours per Agent per month as defined for Chandigarh location

•	Actual Live Agents for given month

For understanding purpose a live agent is defined as follows:

Live Agent – Number of Agents assigned to the project (tracked by Concentrix’s systems) for a particular month prorated by the number of days agent was associated with the project

Illustrative Example

Agent 1 associated with the project for 30 days = (1*30)/30 (Days of the month) = 1 Live Agent

Agent 2 associated with the project for 15 days = (1*15)/30 (Days of the month) = 0.50 Live Agent

B.	Kolkata Delivery Location:-

a.	Price point for these LOBs are defined in Annexure 1 attached herein. The price is exclusive of any Withholding tax/service tax. Any taxes, other than direct Income tax, imposed on the transaction by local authorities shall be passed through.

b.	Also the actual Billable FTE for Kolkata delivery location will be lower of the following:-

•	Approved HC

•	Actual Hours Delivered / 167 (No of Hours per Agent per month as defined for Kolkata location

•	Actual Live Agents for given month

For understanding purpose a live agent is defined as follows:

Live Agent – Number of Agents assigned to the project (tracked by Concentrix’s systems) for a particular month prorated by the number of days agent was associated with the project

Illustrative Example

Agent 1 associated with the project for 30 days = (1*30)/30 (Days of the month) = 1 Live Agent

Agent 2 associated with the project for 15 days = (1*15)/30 (Days of the month) = 0.50 Live Agent

c.	Headcount for the LOBs:- Please refer to Annexure 1 Charges.

d.	Service LOB the volume will move from CHD to KOL hence no net addition.

e.	Sales LOB there is net addition of 20 FTE’s on the overall billable.

III.	Parties also would like to add the following to Annexure 3, IT Architecture for the Kolkata location:-

Attached is the Network Design for Kolkata SDL. Existing MPLS of MMT terminating in Chandigarh will be extending to Kolkata SDL over Concentrix Internal MPLS Cloud.

Concentrix will share Kolkata IP list which will have to be appended at MMT side to enable routing. MMT will have to be upgrade Bandwidth.

The Inter site bandwidth cost between Kolkata and Chandigarh would be pass through to client.

Shared LAN infrastructure would be deployed as deployed in existing delivery location in Chandigarh

IV.	Parties would add the following to Section 1, Definitions of SOW, dated 8th March, 2008:-

AUX:- Productive time spent by the Agent for process specific training, call quality feedback and calibration sessions between MMTL and Concentrix. Aux codes undergo changes depending on requirement & would be mutually decided. The AUX codes used are given in detail in Annexure 1 Charges.

V.	This Amendment No. 19 shall be effective from 17th August, 2015 (“Amendment No. 19 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

VI.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 19 by reference.

VII.	This Amendment No. 19 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 19 is incorporated into and deemed to be part of the Agreement.

For Make My Trip (India) Private Limited		For Concentrix Daksh Services India Private Limited

/s/ Jasmeet Singh		/s/ Sunil K. Gupta

Authorized Representative		Authorized Representative

Name:	Jasmeet Singh	Name:	Sunil K. Gupta

Title:	Director	Title:	CFO

Date:	24/8/15	Date:	19/08/2015

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Annexure I – Charges

This Annexure describes the Price per agent per month at the Kolkata location. Also states the price for the hierarchy at Kolkata and Chandigarh location.

1.	Kolkata Delivery Location:-

i.	Sales Ex India:- 1st Year Price Per FTE Per Month (In INR):

Category	Rates
0-6 Months	XXXX
07-12 Months	XXXX
Above 12 months	XXXX

ii.	Services Business:- 1st Year Price Per FTE Per Month (In INR):

Category	Rates
0-6 Months	XXXX
07-12 Months	XXXX
Above 12 months	XXXX

iii.	Points for the hierarchy is as follows:-

Roles	Price Per Month
AsiaPac > IN - CCU (India - Kolkata (Domestic)) > Process Trainer	XXXX
AsiaPac > IN - CCU (India - Kolkata (Domestic)) > Quality Analyst – Band 5	XXXX
AsiaPac > IN - CCU (India - Kolkata (Domestic)) > Team Leader (Band 6)	XXXX
AsiaPac > IN - CCU (India - Kolkata (Domestic)) > WFM – Band 5	XXXX

2.	Chandigarh Delivery Location:-

i.	Price Points for the hierarchy is as follows:-

Roles	Price Per Month
AsiaPac > IN - IXC (India - Chandigarh (Domestic)) > Process Trainer – Band 5	XXXX
AsiaPac > IN - IXC (India - Chandigarh (Domestic)) > Quality Analyst – Band 5	XXXX
AsiaPac > IN - IXC (India - Chandigarh (Domestic)) > Team Leader – Band 6	XXXX
AsiaPac > IN - IXC (India - Chandigarh (Domestic)) > WFM – Band 5	XXXX

All the above mentioned prices are applicable from 17th August 2015. Thereafter XXXX price increases will applicable effective 5th March every year for remaining term of the contract.

3.	Headcount of LOBs:-

			15-Jul	15-Aug	15-Sep	15-Oct	15-Nov	15-Dec	16-Jan	16-Feb	16-Mar	16-Apr	16-May	16-Jun	16-Jul	16-Aug	16-Sep	16-Oct	16-Nov	16-Dec	17-Jan	17-Feb	17-Mar
Customer Service	Steady State Agents	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Sales	Steady State Agents	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

4.	Parties also agree to add the following to Schedule I, Appendix 1 of Amendment 2, the Metrics for the pilot Sales Ex India, Kolkata location:-

Metric	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX
Conversion	XXXX	XXXX	XXXX	XXXX	XXXX	XXXX

a.	Conversion would be the Reward and penalty metric, wherein there would be a Reward of XXXX of the billing of the LoB on meeting the targets and a Penalty of XXXX of the billing of the LoB for not meeting the targets mentioned in the above table.

5.	MMTL Will provide HC approval based on the required number of Agents to meet the Service level for the provided Volume forecast to apply following penalty on Service level. There would be reward and Penalty applicable on the adjusted service level on LOB revenue based on following parameter.

XXXX	XXXX	XXXX
XXXX	XXXX	XXXX

a.	CNX will share the committed roster count post excluding other in office and out office shrinkage with MMTL.

b.	Billable Hours would be calculated based on following parameter:-

i.	If CNX present count of the day is upto “+/- 10%” of the committed roster count then billing hours would be lower of Actual hours delivery and Present count multiplied by 9.

ii.	If CNX Present count of the day is “>10%” of the committed roster count then billing hours would be lower of Actual hours delivery and committed roster count multiplied by 9.

iii.	If CNX Present count of the day is “< 10%” of the committed roster count then billing hours would be lower of Actual hours delivery and committed roster count multiplied by 9.

iv.	Headcount on Production (Roster on daily requirement to be shared at the start of month) and against this roster 10% deviation will be tracked.

For illustration purpose: -

Committed Roster Count	Actual Present	Billable Hours Capping
30	28	28 X 9 = 252 Hours

Committed Roster Count	Actual Present	Billable Hours Capping
30	32	32 X 9 = 288 Hours

Committed Roster Count	Actual Present	Billable Hours Capping
30	35	33 X 9 = 297 Hours

Committed Roster Count	Actual Present	Billable Hours Capping
30	25	25 X 9 = 225 Hours

v.	Actual Billable FTE for Kolkata delivery location will be lower of the following

•	Approved HC

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

•	Actual Hours Delivered / 173 (No of Hours per Agent per month as defined for Kolkata location)

•	Actual Live Agents for given month

For understanding purpose a live agent is defined as follows:

Live Agent – Number of Agents assigned to the project (tracked by Concentrix’s systems) for a particular month prorated by the number of days agent was associated with the project

Illustrative Example

Agent 1 associated with the project for 30 days = (l*30)/30 (Days of the month) = 1 Live Agent

Agent 2 associated with the project for 15 days = (l*15)/30 (Days of the month) = 0.50 Live Agent

6.	Parties would add the following to Section 1, Definitions of SOW, dated 8th March,2008:-

a.	AUX:- Productive time spent by the Agent for process specific training, call quality feedback and calibration sessions between MMTL and Concentrix. Aux codes undergo changes depending on requirement & would be mutually decided. Current Aux codes being used are:

ACD Time

Ring Time

Other Time

Callback

Ops Work

Training

Client End Downtime

Avail Time

b.	The Aux Time for feedback will be productive and will be predefined

c.	Training will be only productive if there is a training authorized by MMTL.

d.	Any off production (training etc) to be pre-approved and total AUX billable/productive to be capped at 5%. Over and above 5% to be billed post client approval

7.	The follow hierarchy structure would be deployed at Kolkata location:

XXXX for Team Lead

XXXX for Assistant Manager

XXXX for QA

XXXX dedicated trainer for Services

XXXX Operations Manager